                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated August 13, 1997 on our audits of the financial statements and financial statement schedule of Mystech Associates, Inc. as of June 30, 1997 and 1996, and for each of the years in the two year period ended June 30, 1997. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data".

                                   /s/ Argy, Wiltse, & Robinson, P.C.
                                   ------------------------------------
                                   Argy, Wiltse, & Robinson, P.C.

McLean, Virginia
June 5, 1998